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                                                                     EXHIBIT 4.4


                                    EXHIBIT D

                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT (this "Agreement"), dated as of October 25, 2001, is made and given by SHELDAHL, INC., a corporation organized under the laws of the State of Minnesota ("Sheldahl"), and the wholly-owned subsidiaries of Sheldahl listed on Schedule I attached hereto (collectively and together with Sheldahl, the "Grantors" and each such subsidiary and Sheldahl, a "Grantor"), to MORGENTHALER PARTNERS VII, L.P., a limited liability company organized under the laws of the State of Delaware (the "Secured Party"), as agent for the purchasers (the "Purchasers") under the Purchase Agreement defined below.

                                    RECITALS

         A. The Grantors, the Secured Party and the Purchasers have entered into a Subordinated Notes and Warrant Purchase Agreement dated concurrently herewith (as the same may hereafter be amended, supplemented, extended, restated, or otherwise modified from time to time, the "Purchase Agreement") pursuant to which the Purchasers have agreed to extend to Sheldahl certain credit accommodations.

         B. It is a condition precedent to the obligation of the Purchasers to extend credit accommodations pursuant to the terms of the Purchase Agreement that this Agreement be executed and delivered by the Grantors.

         C. The Grantors finds it advantageous, desirable and in their best interests to comply with the requirement that they execute and deliver this Agreement to the Secured Party for the benefit of the Secured Party and the Purchasers.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party and the Purchasers to enter into the Purchase Agreement and to extend credit accommodations to Sheldahl thereunder, the Grantors hereby agree with the Secured Party for the benefit of the Secured Party and the Purchasers as follows:

Section 1. Defined Terms.

                  1.(a) As used in this Agreement, the following terms shall have the meanings indicated:

                  "Account" means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of,
         (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided,
         (vi) for the use or hire of a vessel under a charter or other contract,
         (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated, sponsored, licensed or authorized by a State or



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         governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. The term includes health-care insurance receivables, but excludes foreign accounts receivables of Grantors.

                  "Account Debtor" shall mean a Person who is obligated on or under any Account, Chattel Paper, Instrument or General Intangible.

                  "Chattel Paper" shall mean a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

                  "Collateral" shall mean all property and rights in property now owned or hereafter at any time acquired by any Grantor in or upon which a Security Interest is granted to the Secured Party by the Grantors under this Agreement.

                  "Deposit Account" shall mean any demand, time, savings, passbook or similar account maintained with a bank.

                  "Document" shall mean a document of title or a warehouse receipt.

                  "Equipment" shall mean all machinery, equipment, motor vehicles, furniture, furnishings and Manufacturing Fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.

                  "Event of Default" shall have the meaning given to such term in Section 18 hereof.

                  "Financing Statement" shall have the meaning given to such term in Section 4 hereof.

                  "General Intangibles" shall mean any personal property (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights and money) including things in action, contract rights, payment intangibles, software, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

                  "Instrument" shall mean a negotiable instrument or any other writing which evidences a right to the payment of a monetary obligation and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.




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                  "Inventory" shall mean goods, other than farm products, that are leased by a person as lessor, are held by a person for sale or lease or to be furnished under a contract of service, are furnished by a person under a contract of service, or consist of raw materials, work in process, or materials used or consumed in a business or incorporated or consumed in the production of any of the foregoing and supplies, in each case wherever the same shall be located, whether in transit, on consignment, in retail outlets, warehouses, terminals or otherwise, and all property the sale, lease or other disposition of which has given rise to an Account and which has been returned to a Grantor or repossessed by a Grantor or stopped in transit.

                  "Investment Property" shall mean a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account.

                  "Letter of Credit Right" shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

                  "Lien" shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

                  "Manufacturing Fixtures" shall mean any equipment used in the manufacturing operations of the Grantors which is deemed to be a fixture under applicable law.

                  "Obligations" shall mean (a) all indebtedness, liabilities and obligations of the Grantors to the Secured Party and the Purchasers of every kind, nature or description under the Purchase Agreement, including the Grantors' obligation on any promissory note or notes under the Purchase Agreement and any note or notes hereafter issued in substitution or replacement thereof, (b) all liabilities of the Grantors under this Agreement, (c) any and all other liabilities and obligations of the Grantors to the Secured Party and the Purchasers of every kind, nature and description, whether direct or indirect or hereafter acquired by the Secured Party and the Purchasers from any Person, absolute or contingent, regardless of how such liabilities arise or by what agreement or instrument they may be evidenced, and (d) in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

                  "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Security Interest" shall have the meaning given such term in
         Section 2 hereof.

                  1.(b) All other terms used in this Agreement that are not specifically defined herein shall have the meaning assigned to such terms in Revised Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota (the "UCC").



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                  1.(c) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and "or" has the inclusive meaning represented by the phrase "and/or." The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Agreement unless otherwise provided.

         Section 2. Grant of Security Interest. As security for the payment and performance of all of the Obligations, the Grantors hereby grant to the Secured Party for the benefit of the Secured Party and the Purchasers a security interest (the "Security Interest") in all of the Grantors' right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

                  2.(a)    All Accounts.

                  2.(b)    All Chattel Paper.

                  2.(c)    All Deposit Accounts.

                  2.(d)    All Documents.

                  2.(e)    All Equipment.

                  2.(f)    All General Intangibles.

                  2.(g)    All Instruments.

                  2.(h)    All Inventory.

                  2.(i)    All Investment Property.

                  2.(j)    All Letter of Credit Rights.

                  2.(k) To the extent not otherwise included in the foregoing, all other rights to the payment of money, including rents and other sums payable to any Grantor under leases, rental agreements and other Chattel Paper; all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of a Grantor or any computer bureau from time to time acting for a Grantor; all rights in, to and under all policies insuring the life of any officer, director, stockholder or employee of a Grantor, the proceeds of which are payable to any Grantor; all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof.

         Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in any of such Grantor's rights



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or interests in any lease, license, contract, permit or agreement (including, without limitation, any such agreement which shall grant a security interest in the assets of any Grantor) to which any Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of the lease, license, contract, permit or agreement or otherwise, result in a breach of the terms of, or constitute a default under, or cause a termination of, such lease, license, contract, permit or agreement to which such Grantor is a party (other than to the extent that the other party to such lease, license, contract, permit or agreement has consented to such grant or to the extent that any such term would be rendered ineffective pursuant to the UCC, or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity), provided that (x) the foregoing grant of security interest shall extend to, and the Collateral shall include, any and all proceeds of any such lease, license, contract, permit or agreement to the extent that the assignment or encumbering of such proceeds is not so restricted and is permitted by applicable law and (y) immediately upon the effectiveness, lapse, waiver or termination of any such provision or restriction, the Collateral shall include, and the Grantors shall be deemed to have granted a security interest in, all such rights and interests as if such provisions or restrictions had never been in effect.

         Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) the Grantors shall remain liable under the Accounts, Chattel Paper, General Intangibles and other items included in the Collateral to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantors from any of their duties or obligations under the Accounts and any items included in the Collateral, and (c) the Secured Party shall have no obligation or liability under Accounts, Chattel Paper, General Intangibles and other items included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 4. Title to Collateral. The Grantors have (or will have at the time they acquire rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except the Security Interest and except Liens permitted by the Purchase Agreement. Other than in the ordinary course of business or upon approval by the Board of Directors of Sheldahl, the Grantors will not license any Collateral unless such license is by its terms subordinated to the Security Interest in a manner approved in advance in writing by the Secured Party. The Grantors will defend the Collateral against all claims or demands of all Persons (other than the Secured Party) claiming the Collateral or any interest therein, except Liens permitted by the Purchase Agreement. As of the date of execution of this Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a "Financing Statement") covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (a) in favor of the Secured Party relating to this Agreement, or (b) to perfect Liens permitted by the Purchase Agreement.



                                      -5-
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         Section 5. Disposition of Collateral. The Grantors will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except sales of items of Inventory in the ordinary course of business or except as permitted by the Purchase Agreement.

         Section 6. Names, Offices, Locations, Jurisdiction of Organization. Each Grantors legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof or on Schedule I. The jurisdiction of organization of Sheldahl is the State of Minnesota. The jurisdiction of organization of each other Grantor is as set forth on Schedule I. The Grantors will from time to time at the request of the Secured Party provide the Secured Party with current good standing certificates and/or state-certified constituent documents from the appropriate governmental officials. The chief place of business and chief executive office of the Grantors are located at the addresses set forth on the signature page hereof. The Grantors will not locate or relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party's perfection in such Collateral. No Grantor will change its name, the location of its chief place of business and chief executive office or its corporate structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least 30 days' prior written notice thereof and that Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

         Section 7. Rights to Payment. Except as the Grantors may otherwise advise the Secured Party in writing, each Account, Chattel Paper, Document, General Intangible and Instrument constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation of the Account Debtor or other obligor named therein or in the Grantors' records pertaining thereto as being obligated to pay or perform such obligation. The Grantors will perform and comply in all material respects with all their respective obligations under any items included in the Collateral and exercise promptly and diligently their respective rights thereunder.

         Section 8. Further Assurances; Attorney-in-Fact.

                  8.(a) The Grantors agree that from time to time, at their expense, they will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantors execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantors will, promptly and from time to time at the request of the Secured Party: (i) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices (including fixture filings with any necessary legal descriptions as to any Manufacturing Fixtures included in the Collateral that the Secured Party determines might be deemed to be fixtures, and instruments and notices with respect to vehicle titles), as may be necessary or



                                      -6-
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desirable, or as the Secured Party may request, in order to perfect, preserve, and enhance the Security Interest granted or purported to be granted hereby;
(ii) obtain from any bailee holding any item of Collateral an acknowledgment, in form satisfactory to the Secured Party that such bailee holds such collateral for the benefit of the Secured Party; (iii) obtain from any securities intermediary, or other party holding any item of Collateral, control agreements in form satisfactory to the Secured Party; (iv) and deliver and pledge to the Secured Party, all Instruments and Documents, duly indorsed or accompanied by duly executed instruments of transfer or assignment, with full recourse to the Grantors, all in form and substance satisfactory to the Secured Party; and (v) obtain waivers, in form reasonably satisfactory to the Secured Party, of any claim to any Collateral from any landlords or mortgagees of any property where any Inventory or Equipment is located.

                  8.(b) The Grantors hereby authorize the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of any Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

                  8.(c) The Grantors will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.

                  8.(d) In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, each Grantor hereby appoints the Secured Party that Grantor's attorney-in-fact, with full authority in the place and stead of that Grantor and in the name of that Grantor or otherwise, from time to time in the Secured Party's good faith discretion upon and during the continuation of any Event of Default, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party reasonably believes is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof.

         Section 9. Taxes and Claims. The Grantors will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantors' books in accordance with generally accepted accounting principles.

         Section 10. Books and Records. The Grantors will keep and maintain at their own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and credits granted with respect to all Accounts, Chattel Paper and other items included in the Collateral.



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         Section 11. Inspection, Reports, Verifications. The Grantors will at all reasonable times permit the Secured Party or its representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantors' books and records concerning the Collateral, wherever located. The Grantors will from time to time when requested by the Secured Party furnish to the Secured Party a report on their Accounts, Chattel Paper, General Intangibles and Instruments, naming the Account Debtors or other obligors thereon, the amount due and the aging thereof. The Secured Party or its designee is authorized to contact Account Debtors and other Persons obligated on any such Collateral from time to time to verify the existence, amount and/or terms of such Collateral.

         Section 12. Notice of Loss. The Grantors will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to any Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

         Section 13. Insurance. The Grantors will keep the Inventory and Equipment insured against "all risks" for the full replacement cost thereof subject to a deductible and with an insurance company or companies satisfactory to the Secured Party, the policies to protect the Secured Party as its interests may appear, with such policies or certificates with respect thereto to be delivered to the Secured Party at its request. Each such policy or the certificate with respect thereto shall provide that such policy shall not be canceled or allowed to lapse unless at least 30 days prior written notice is given to the Secured Party.

         Section 14. Lawful Use; Fair Labor Standards Act. The Grantors will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. All Inventory of the Grantors as of the date of this Agreement that was produced by any Grantor or with respect to which any Grantor performed any manufacturing or assembly process was produced by that Grantor (or such manufacturing or assembly process was conducted) in compliance in all material respects with all requirements of the Fair Labor Standards Act, and all Inventory produced, manufactured or assembled by any Grantor after the date of this Agreement will be so produced, manufactured or assembled, as the case may be.

         Section 15. Action by the Secured Party. If any Grantor at any time fails to perform or observe any of the foregoing agreements beyond any applicable cure period, the Secured Party shall have (and the Grantors hereby grant to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of such Grantor (or, at the Secured Party's option, in the Secured Party's name) and to take any and all other actions that the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantors shall thereupon pay to the Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations,



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and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

         Section 16. Insurance Claims. As additional security for the payment and performance of the Obligations, the Grantors hereby assign to the Secured Party for the benefit of the Secured Party and the Purchasers any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantors with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto. At any time, whether before or after the occurrence of any Event of Default, the Secured Party may (but need not), in the Secured Party's name or in a Grantor's name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Notwithstanding any of the foregoing, so long as no Event of Default exists the Grantors shall be entitled to all insurance proceeds with respect to Equipment or Inventory provided that such proceeds are applied to the cost of replacement Equipment or Inventory.

         Section 17. The Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest and the Purchaser's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Secured Party will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by the Grantors with respect to the Collateral in the Secured Party's possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care with respect to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.

         Section 18. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) any Grantor shall fail to observe or perform any covenant or agreement applicable to that Grantor under this Agreement and such failure shall continue for 20 calendar days (five calendar days for any failure to perform under Section 13) after the earlier of (i) the date any officer of a Grantor becomes aware of such failure or (ii) the date on which the Secured Party gives notice of such failure to any Grantor; or (b) any representation or warranty made by any Grantor in this Agreement or the Purchase Agreement or any schedule, exhibit, supplement or attachment hereto or in any financial statements, or certificates required to be delivered hereunder or under the Purchase Agreement by or on behalf of any Grantor to the Secured Party shall prove to have been false or misleading in a material respect when made; or
(c) any Event of Default shall occur under the Purchase Agreement.



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         Section 19. Remedies on Default. Upon the occurrence and during the continuance of an Event of Default:

                  19.(a) The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Revised
Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota.

                  19.(b) The Secured Party shall have the right to enter upon and into and take possession of all or such part or parts of the properties of each Grantor, including lands, plants, buildings, Equipment, Inventory and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Party may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to any Grantor therefor. The Secured Party may require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party.

                  19.(c) Any disposal of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party reasonably believes are commercially reasonable. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposal may, without further notice, be made at the time and place to which it was so adjourned.

                  19.(d) The Secured Party is hereby granted a license or other right to use, without charge, all of the Grantors' property, including, without limitation, all of the Grantors' labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and all of the Grantors' rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit until the Obligations are paid in full.

                  19.(e) If notice to any Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 24 hereof at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantor, or against any other Person or property. The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

         Section 20. Remedies as to Certain Rights to Payment. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may notify any Account Debtor or other Person obligated on any Accounts or other Collateral that the same have been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be. The Grantors shall join in giving such notice, if the Secured Party so requests. The Secured Party may, in the Secured Party's name or in any Grantor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Account Debtor or other Person. If any payments on any such Collateral are received by the Grantors after an Event of Default has occurred, such payments shall be held in trust by the Grantors as the property of the Secured Party and shall not be commingled with any funds or property of the Grantors and shall be forthwith remitted to the Secured Party for application on the Obligations.

         Section 21. Application of Proceeds. All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to Section 22 hereof).

         Section 22. Costs and Expenses; Indemnity. The Grantors will pay or reimburse the Secured Party on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Grantors shall indemnify and hold the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Secured Party's actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Grantors to indemnify and hold the Secured Party harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Grantors under this Section shall survive any termination of this Agreement.

         Section 23. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party.

All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party's option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantors hereby waive all requirements of law, if any, relating to the marshalling of assets that would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

         Section 24. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

         Section 25. Joint and Several Liability. Each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Purchasers under the Purchase Agreement, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them. Each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Obligations arising under this Agreement and the Purchase Agreement, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

         Section 26. Continuing Security Interest; Assignments under Purchase Agreement. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations, if any, of the Purchasers to extend credit accommodations to Sheldahl, (b) be binding upon the Grantors, their successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Purchase Agreement to any other Persons to the extent and in the manner provided in the Purchase Agreement and may similarly transfer all or any portion of its rights under this Agreement to such Persons.

         Section 27. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Purchasers to extend credit accommodations to Sheldahl, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Grantors such of the Collateral then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof free and clear of all Liens of the Secured Party and will execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantors and shall be without warranty by (except as noted in the previous sentence), or recourse on, the Secured Party. As used in this Section, "Grantors" includes any assigns of the Grantors, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

         Section 28. GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

         Section 29. CONSENT TO JURISDICTION. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND THE GRANTORS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Section 30. WAIVER OF NOTICE AND HEARING. EACH GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. EACH GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

         Section 31. WAIVER OF JURY TRIAL. EACH GRANTOR AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES

ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 32. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 33. General. All representations and warranties contained in this Agreement or in any other agreement between any Grantor and the Secured Party shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Grantors waive notice of the acceptance of this Agreement by the Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

         Section 34. Subordination. Secured Party's rights and Grantor's obligations under this Agreement are subject to the terms and conditions of the Subordination Agreement (as defined in the Purchase Agreement). To the extent that any provisions in this Agreement conflict with the provisions of such Subordination Agreement, the provisions of the Subordination Agreement shall govern.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SHELDAHL, INC.                                                             Address of Grantor:
                                                                           ------------------
                                                                           1150 Sheldahl Road
By:  /s/ Benoit Pouliquen                                                  Northfield, MN 55057-9444
   ---------------------------------------                                 Attn:    Benoit Pouliquen
     Benoit Pouliquen,                                                     Fax:     (507) 663-8326 or
     President and Chief Executive Officer                                 (507) 663-8435
                                                                           Tax ID # 41-0758073


INTERNATIONAL FLEX TECHNOLOGIES, INC.                                      Address of Grantor:
                                                                           -------------------
                                                                           1093 Clark Street
By:  /s/ Benoit Pouliquen                                                  Endicott, NY  13760
   ---------------------------------------                                 Attn:    Benoit Pouliquen
     Benoit Pouliquen,                                                     Fax:     (607) 658-5001
     President and Chief Executive Officer                                 Tax ID # 06-1533465


INTERNATIONAL FLEX HOLDINGS, INC.                                          Address of Grantor:
                                                                           -------------------
                                                                           1093 Clark Street
By:  /s/ Benoit Pouliquen                                                  Endicott, NY  13760
   ---------------------------------------                                 Attn:    Benoit Pouliquen
     Benoit Pouliquen,                                                     Fax:     (607) 658-5001
     President and Chief Executive Officer                                 Tax ID # 52-2227973

                                                                           Address for the Secured Party:
                                                                           -----------------------------
                                                                           Morgenthaler Partners VII, L.P.
                                                                           Terminal Tower
                                                                           50 Public Square
                                                                           Suite 2700
                                                                           Cleveland, OH 44113

                                   SCHEDULE I


Legal Name of Subsidiary                           Jurisdiction of Organization
------------------------                           ----------------------------

International Flex Holdings, Inc.                  Delaware

International Flex Technologies, Inc.              Delaware






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